Exhibit 5.1
CHARLES A. KOENIG
ATTORNEY AT LAW
326 South High Street, Suite 300
Columbus, Ohio 43215
 tele. 614.241.5902
facs. 614.241.5909
ckoenigattorney@gmail.com

December 11, 2009

DAM Holdings, Inc.
52-66 Iowa Avenue
Paterson, NJ 07503

Gentlemen:

As legal counsel for DAM Holdings, Inc., a Nevada corporation (the "Company"), I am rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 1,000,000 shares of the Common Stock, $0.00015 par value, of the Company (the “Plan Shares”) which may be issued pursuant to the exercise of options and purchase rights granted under the DAM Holdings, Inc. 2009 Consultant Stock Compensation Plan (the “Plan").

I have examined all instruments, documents and records I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

I am admitted to practice on in the State of Ohio and I express no opinion concerning any law other than the law of the State of Ohio, the corporation laws of the State of Nevada and the federal law of the United States. As to the matters of Nevada corporation law, I have based my opinion solely upon my examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. I have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of Ohio.

Based on such examination, I am of the opinion that the Plan Shares which may be issued under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefore in accordance with the provisions of the Plan will be validly issued, fully paid and nonassessable.

This Opinion is rendered to you in connection with the Registration Statement and I disclaim any obligation to advise you of any change of law that occurs, or any facts of which I may become aware, after the date of this opinion.

CHARLES A. KOENIG
ATTORNEY AT LAW

DAM Holdings, Inc.
December 11, 2009
Page Two

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

Very truly yours,

/s/ CHARLES A. KOENIG
Charles A. Koenig

CAK/rej